301 1st Street, SW, Suite 200 Roanoke, VA 24011 p : 1.540.769.8400 f :1.540.769.8401 www.lunainc.com July 23, 2024 Kevin Ilcisin 204 Jefferson Street Oregon City, OR 97045 Dear Kevin: We are extremely pleased to extend you an invitation to join Luna Innovations Incorporated (“Luna”), starting August 1, 2024, in the position of President and Chief Executive Officer, reporting to the Board of Directors (the “Board”). Until the 2025 annual meeting of the stockholders of Luna and otherwise in accordance with the Amended and Restated Bylaws of Luna and applicable law, during your term of employment, you will also serve as an executive non-independent member of the Board. Compensation: I. Base Salary: We are willing to offer an initial base salary of $100,000 per month (prorate for partial months), subject to applicable payroll deductions and withholdings. Your position will be salaried, meaning you will not be eligible for overtime. II. Short-Term Deferred Compensation. In addition, we are willing to offer you an additional deferred monthly compensation equal to $33,330 (prorate for partial months) during the term of your employment with Luna (the “Additional Compensation”). The Additional Compensation with respect to any completed month of your employment with Luna will be deemed earned as of the last business day of such month and will be payable, subject to applicable payroll deductions and withholdings, on the earliest to occur of (i) March 15 of the calendar year following the calendar year in which the compensation was earned, and (ii) the closing of a Luna Sale. “Luna Sale” means, whether effected in one transaction or a series of transactions, any merger, consolidation, restructuring, reorganization, recapitalization, joint venture, exchange or other transaction or analogous event involving (a) the sale of all or at least 50% of the issued and outstanding equity securities of Luna or any of its subsidiaries to a third party (an “Acquirer”), (b) the transfer or loss of control of the board of directors of Luna to an Acquirer in a transaction approved by Luna’s board of directors, (c) the merger or combination of Luna or any of its subsidiaries with an Acquirer, or (d) an Acquirer’s acquisition of all or at least 50% of the assets, properties, revenue, income or business of Luna or of any of its subsidiaries, business units or divisions. A transaction resulting in the transfer of at least 50% of Luna’s voting stock constitutes control and represents a completed Luna Sale for purposes this Section. III. Bonus. In addition, you will be eligible to earn an annual performance bonus with a target of $396,000, with a maximum potential of $792,000 (an “Annual Bonus” and the target amount of an Annual Bonus, the “Target Bonus”). The Annual Bonus will be based upon the Compensation Committee of the Board’s assessment of your performance and Luna’s attainment of targeted goals as set by the

Page 2 of 4 Compensation Committee of the Board in its reasonable good faith discretion. The Annual Bonus, if any, will be subject to applicable payroll deductions and withholdings. Following the close of each calendar year, the Board will determine whether you have earned the Annual Bonus, and the amount of any Annual Bonus, based on the set criteria. No amount of the Annual Bonus is guaranteed, and you must be an employee in good standing through December 31 of the year in which the Annual Bonus is being measured to be eligible to receive an Annual Bonus. Provided you are an employee in good standing through December 31st of the year in which the Annual Bonus is being measured and you have been employed for less than a full calendar year, the Annual Bonus will be prorated for the period of service for such calendar year. The Annual Bonus, if earned, will be paid no later than March 15 of the calendar year immediately following the applicable calendar year for which the Annual Bonus is being measured (the “Annual Bonus Payment Date”). If you are no longer employed at the time the bonus is paid because of any of the following events, you will still be entitled to payment of your Target Bonus on the Annual Bonus Payment Date: (i) Luna terminates your employment without Cause (as defined below), (ii) you terminate your employment for Good Reason (as defined below), or (iii) the closing of a Client Sale. For purposes of this Agreement, “Cause” means (a) your conviction of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (b) as reasonably determined by the Board, your acts or omissions that constitute the following conduct: (1) commission or attempted commission of, or participation in, a fraud or act of dishonesty against Luna; (2) material violation of any contract or agreement between the you and Luna or of any statutory duty owed to Luna; (3) unauthorized use or disclosure of Luna’s confidential information or trade secrets; (4) misconduct or gross negligence causing material injury to Luna; (5) breach of fiduciary duty, including, without limitation, with respect to your being a member of the Board or concealing information relevant to Luna from the Board of a nature that senior executives should disclose to boards of directors in fulfilling such duty; or (6) refusal to comply with a lawful directive of the Board after Employee is provided with a reasonable opportunity of not less than thirty (30) days to cure from the date notice thereof is given to you by the Company. For purposes of this Agreement, “Good Reason” means any of the following without your written consent: (i) a material reduction in your Base Salary (unless such reduction is made in connection with an across the board reduction in base salaries of Luna’s senior executives), or a refusal to timely pay Base Salary that has been earned, (ii) the assignment to you of duties or responsibilities substantially inconsistent with your position at Luna, a change requiring you to report to another employee of Luna other than the Board, or any other action by Luna which results in a substantial diminution of your duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law), or (iii) the relocation of the your principal place of employment more than fifty (50) miles from its location as of your start date. In order to resign for Good Reason, you must provide written notice of the event giving rise to Good Reason to the Board within thirty (30) days after the condition first arises, allow Luna thirty (30) days to cure such condition, and if Luna fails to cure the condition within such period, your resignation from all positions you then hold with Luna must be effective not later than sixty (60) days after the end of Luna’s cure period. Your eligibility for an Annual Bonus is subject to change in the discretion of the Board (or any authorized committee thereof). You acknowledge that if Luna adopts an incentive compensation plan the terms of any such plan may supersede and replace the provisions of this Section, as determined by Luna in its sole discretion.

Page 3 of 4 IV. RSUs. The 628,141 restricted stock units (“RSUs”) that were granted to you pursuant to the Company’s 2023 Equity Incentive Plan (the “EIP”) and that certain Restricted Stock Unit Grant Notice (including the documents attached thereto), dated as of April 25, 2024, shall remain in place; and, for the avoidance of doubt, shall continue to vest based on your Continued Service (as defined in the EIP) as President and Chief Executive Officer hereunder through the first anniversary of the date of grant; provided, however, that certain acceleration condition “(1)” contained in Vesting Criteria thereof shall be deleted in its entirety and inserted in lieu thereof “(1) the Company terminates the employment of Participant without Cause (as defined in that certain offer letter agreement dated July 23, 2024 by and between Participant and the Company);”. We agree to cooperate in good faith to effectuate the foregoing amendment to the Restricted Stock Unit Grant Notice promptly following the commencement of your employment. V. Section 409A. It is intended that all payments described in this offer letter be exempt as short-term deferrals from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other guidance thereunder or any state law of similar effect (collectively, “Section 409A”). In all cases, each such amount will be paid not later than March 15 of the year following the year in which your right to such amount becomes vested, and any ambiguities herein shall be interpreted accordingly. It is intended that each installment of any benefit payable under this offer letter be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i). If it is determined that any payments provided under this offer letter fail to satisfy the short-term deferral rule and are otherwise deferred compensation that is subject to Section 409A, such payments are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If you are a “specified employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then any payments of deferred compensation that is subject to Section 409A that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be made in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in payment is necessary to avoid the imposition of adverse taxation on you in respect of such amounts under Section 409A. Benefits: You will be eligible for all benefits offered to other executive officers, including a generous 401(k) retirement plan, paid time off program of four weeks of vacation (160 hours), 9 paid holidays (72 hours), 5 days (40 hours) of personal time, health insurance, dental plan, life insurance and short and long-term disability. Note that paid time off, personal time and holiday accrual is per calendar year and is pro-rated depending upon date-of-hire in accordance Luna’s policy. Detailed benefit information will be supplied to you under separate cover. Please do not hesitate to contact me in the meantime should you have any questions regarding Luna benefits package. Contingencies: This offer (and its enforceability) is subject to you and Luna entering into a confidentiality agreement in standard form for employees.

Page 4 of 4 This offer may also be contingent upon successful completion of a background check, including a check of your employment references. Your continued employment is conditioned upon your pursuing and securing secret security clearance with the U.S. Federal government within a reasonable time following the commencement of your employment. This offer can be rescinded at any time and, after acceptance, may be voided based upon data received in the background check. At-Will Employment: Your employment with Luna is at will. This means your employment is for an indefinite period of time and it is subject to termination by you or Luna with or without cause, with or without notice, and at any time. Nothing in this letter or any other document of Luna shall be interpreted to be in conflict with or to eliminate or modify in any way, the at will employment status of Luna employees. Governing Law; Arbitration: This letter shall be interpreted in accordance with the laws of the Commonwealth of Virginia. Any dispute arising hereunder or related hereto shall be exclusively settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The location for the arbitration shall be the Roanoke, Virginia area. Any award rendered by such process shall be final, binding and conclusive on the parties for all purposes and shall be kept confidential, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Should you have questions relative to our offer of employment or if you require further information, do not hesitate to contact me. Please send your response to me at hartmanne@lunainc.com. Sincerely, Eva Hartmann SVP of Human Resources I accept this offer of employment with Luna Innovations. ____________/s/ Kevin J. Ilcisin_____ (Signature) __________Kevin J. Ilcisin_________ (Printed Name) _____________July 23, 2024_______ (Date)